Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Core Equity Alpha Fund
811-22003

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement between the
Fund and Nuveen Fund Advisors, LLC.


   For
           7,089,765
   Against
              194,630
   Abstain
              188,514
   Broker Non-Votes
           2,097,542
      Total
           9,570,451


To approve a new sub-advisory
agreement between Nuveen Fund
Advisors and the Funds sub-advisor(s) as follows:


a. Nuveen Fund Advisors and Nuveen
b. Asset Management, LLC.

   For
           7,036,166
   Against
              232,626
   Abstain
              204,117
   Broker Non-Votes
           2,097,542
      Total
           9,570,451


g. Nuveen Fund Advisors and INTECH
Investment Management LLC.

   For
           7,036,296
   Against
              230,132
   Abstain
              206,481
   Broker Non-Votes
           2,097,542
      Total
           9,570,451



Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-242583, on June 19, 2014.